Exhibit 10.1

TERMINATION AGREEMENT

This Termination and Release Agreement is entered into as of September 27, 2019, by and between SolarWindow Technologies, Inc., a Nevada corporation (“WNDW”) and Triview Glass Industries, LLC., a California limited liability company (“Triview”). WNDW and Triview are sometimes herein individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into a Process Integration and Production Agreement dated as of as of August 2, 2017 as amended by agreement dated February 20, 2019 (as so amended, the “PIP Agreement”);

WHEREAS, Triview notified WNDW that it would cease operations effective the close of business Friday, September 27, 2019 and accordingly will not be able to fulfill its obligations to support WNDW and fulfill its obligations pursuant to the terms of the PIP Agreement;

WHEREAS, effective immediately, the Parties hereto desire to terminate the PIP Agreement pursuant to Section 9.14.2(c) thereof, on the terms and subject to the conditions set forth herein

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Definitions. Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the PIP Agreement.

2.                  Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the PIP Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate[, except for (a) any rights and obligations of the Parties that are expressly designated in the PIP Agreement to survive the termination of the PIP Agreement, including, but not limited to Sections 5, 6 and 7 thereof, and (b) any other rights and obligations of the Parties that come into being or effect upon the termination of PIP the Agreement[, in each case under clause (a) and clause (b), subject to the terms and conditions of this Termination Agreement.

3.                  Release of Claims

(a)                 In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, Affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, Affiliates, employees, officers, directors, shareholders, members, agents, Representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the PIP Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination Agreement (including any surviving indemnification obligations under the PIP Agreement).

(b)                Each Party, on behalf of itself and each of its respective Releasors, understands that it may later discover Claims or facts that may be different than, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 3, and which, if known at the time of signing this Termination Agreement, may have materially affected this Termination Agreement and such Party's decision to enter into it and grant the release contained in this Section 3. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 3, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

(c)                 The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Releasors expressly, knowingly and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

4.                  Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)                 It has the full right, corporate power and authority to enter into this Termination Agreement and to perform its obligations hereunder.

(b)                The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

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(c)                 This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(d)                It (i) knows of no Claims against the other Party relating to or arising out of the Agreement that are not covered by the release contained in Section 3 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3 AND 4 OF THE PIP AGREEMENT AND IN THIS SECTION 4 OF THIS TERMINATION AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4.

5.                  Indemnification.

(a)                 Each Party (as “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party, and its officers, directors, employees, agents, Affiliates, permitted successors and permitted assigns (collectively, “Indemnified Party”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Termination Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party/awarded against an Indemnified Party in a final judgment (collectively, “Losses”), arising out or resulting from any claim of a third party alleging: (i) breach by Indemnifying Party or its personnel, employees, consultants or other personnel of any representation, warranty, covenant or other obligations set forth in this Termination Agreement; or (ii) gross negligence or more culpable act or omission of an Indemnifying Party or its personnel, employees, consultants or other personnel (including any recklessness or willful misconduct in connection with the performance of its obligations under this Termination Agreement.

(b)                Notwithstanding anything to the contrary in this Termination Agreement, the Indemnifying Party is not obligated to indemnify, defend or hold harmless the other Party and the other Indemnified Parties against any Losses arising out of or resulting, in whole or in part, from an Indemnified Party's: (i) willful, or negligent acts or omissions; or (ii) bad faith failure to materially comply with any of its obligations set forth in this Termination Agreement.

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(c)                 An Indemnified Party seeking indemnification under this Section 5 shall give the Indemnifying Party: (i) prompt Notice (as defined below) of the relevant claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation[, at the Indemnifying Party's expense,] in the defense of such claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party's rights or interests. The Indemnified Party shall have the right to participate in the defense at its own expense.

(d)                THIS SECTION 5 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 5.

6.                  Publicity and Announcements.

Neither Party shall (orally or in writing) publicly disclose or issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Termination Agreement or the subject matter hereof, without the prior written approval of the other Party (which shall not be unreasonably withheld or delayed), except to the extent that such Party is required to make any public disclosure or filing with respect to the subject matter of this Termination Agreement (i) by applicable law, or (ii) pursuant to any rules or regulations of any securities exchange of which the securities of such party [or any of its Affiliates are listed or traded or (iii) in connection with enforcing its rights under this Termination Agreement.

7.                  Miscellaneous.

(a)                 All notices, requests, consents, claims, demands, waivers, summons and other legal process, and other similar types of communications hereunder (each, a “Notice”) must be in writing and addressed to the relevant Party at the address set forth on the Signature page of this Termination Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 7(a)). All Notices must be delivered as provided in Section 9.11 of the PIP Agreement.

(b)                This Termination Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

(c)                 Neither Party may assign, transfer or delegate any or all of its rights or obligations under this Termination Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may assign this Termination Agreement to an Affiliate, a successor-in-interest by consolidation, merger or operation of law or to a purchaser of all or substantially all of the Party's assets. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing will be null and void. This Termination Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

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(d)                This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

(e)                 For purposes of this Termination Agreement, (i) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Termination Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The Parties drafted this Termination Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(f)                  The headings in this Termination Agreement are for reference only and do not affect the interpretation of this Termination Agreement.

(g)                If any term or provision of this Termination Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Termination Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if any fundamental term or provision of this Termination Agreement (including Sections 3 and 4 hereof), is invalid, illegal or unenforceable, the remainder of this greement shall be unenforceable. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(h)                Each of the Parties shall[, and shall cause its respective Affiliates to, from time to time at the request, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Termination Agreement and give effect to the transactions contemplated hereby.

(i)                  This Termination Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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(j)                  Each Party shall pay its own costs and expenses in connection with the drafting, negotiation, and execution of this Termination Agreement (including the fees and expenses of its advisors, accounts and legal counsel).

(k)                All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

[SIGNATURE PAGE FOLLOWS]

[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

SolarWindow Technologies, Inc.		Triview Glass Industries, LLC.

By:	/s/ John Conklin	By:	/s/ Alex Kastaniuk
Name:	John Conklin	Name:	Alex Kastaniuk
Title:	President & Chief Executive Officer	Title:	President and Chief Executive Officer

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